UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2017

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4040 Broadway, Suite 425, San Antonio, Texas 78209

(Address of principal executive offices)

(713) 528-1881

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 18, 2017, Camber Energy, Inc. (the “Company”), filed a press release which included a letter to shareholders from its Interim Chief Executive Officer, Richard N. Azar II. The letter to shareholders included information regarding the Company’s results of operations for the quarter ended March 31, 2017 and other financial information. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference in this Item 2.02.

Items 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2017, the Company’s Board of Directors removed the interim designation for Robert Schleizer as the Company’s Chief Financial Officer.

Item 7.01 Regulation FD Disclosure.

The press release/shareholder letter, described in Item 2.02 above also included EBITDA projections for future periods and other non-public information. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 2.02 and Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1*	Press Release, dated October 18, 2017, including a letter to shareholders from the CEO

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By: /s/ Bob Schleizer
Name:	Bob Schleizer
Title:	Chief Financial Officer

Date: October 18, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release, dated October 18, 2017, including a letter to shareholders from the CEO